Amendment 3

                      FAIR, ISAAC AND COMPANY, INCORPORATED
                          1992 LONG-TERM INCENTIVE PLAN
                          (Effective November 19, 1999)

         Effective as of November 19, 1999, the Fair, Isaac and Company, Incorporated 1992 Long-Term Incentive Plan is hereby amended as follows:

1.       A new Section 3.4 is added to Article 3 of the Plan as follows:

                  3.4 Outside Director Option Limitations. Notwithstanding the limitations set forth in Section 3.1 above, effective February 1, 2000, there shall be an additional 150,000 aggregate number of Options available for awards under the Plan to Outside Directors as further described in Section 4.2 below.

2.       Section 4.2 of the Plan is amended in its entirety as follows:

                  4.2 Outside Directors. Any other provision of the Plan notwithstanding, the participation of Outside Directors in the Plan shall be subject to the following restrictions:

                           (a) Outside  Directors  shall receive no Awards other
                  than the NSOs described in this Section 4.2.

                           (b)(i) Each person who first becomes an Outside Director on or after the date of the Company's 2000 annual meeting of stockholders shall, upon becoming an Outside Director, receive an NSO covering 20,000 Common Shares (subject to adjustment under Article 10), hereinafter referred to as an "Initial Grant". Such Initial Grant shall become exercisable in increments of 4,000 shares (subject to adjustment under Article 10) on each of the first through fifth anniversaries of the date of grant.

                                    (ii) Each Outside Director who was acting as
                  an Outside Director prior to the Company's 2000 annual meeting of stockholders shall be entitled to receive an NSO grant of Common Shares in an amount sufficient to increase his or her Initial Grant to 20,000 Common Shares effective as of the date of such annual meeting.

                                    (iii) On the date of each annual  meeting of
                  stockholders of the Company held on or after January 1, 2000, each Outside Director who has been an Outside Director at least since the prior annual meeting shall receive an NSO covering 5,000 Common Shares (subject to adjustment under Article 10), hereinafter referred to as an "Annual Grant." Such Annual Grants shall be exercisable in full on the date of grant.

                                    (iv) On the date of each  annual  meeting of
                  stockholders of the Company held on or after January 1, 2000, each Outside Director who chairs a standing committee at the direction of the Chairman of the Board shall receive an NSO covering an additional 1,000 Common Shares (subject to Adjustment under Article 10) hereinafter referred to as a "Committee Grant". Such Committee Grant shall be exercisable in full on the date of grant.

                                                                    EXHIBIT 10.8

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                           (c) All NSOs  granted  to an Outside  Director  under
                  this Section 4.2 shall also become exercisable in full in the event of the termination of such Outside Director's service for any reason.

                           (d) The  Exercise  Price under all NSOs granted to an
                  Outside Director under this Section 4.2 shall be equal to 100% of the Fair Market Value of a Common Share on the date of grant, payable in one of the forms described in Sections 6.1, 6.2, 6.3 and 6.4.

                           (e) All Initial Grants granted to an Outside Director
                  under this Section 4.2 shall terminate on the earliest of (i) the 10th anniversary of the date of grant or (ii) the date 12 months after the termination of such Outside Director's service for any reason. All Annual Grants granted to an Outside Director under this Section 4.2 shall terminate on the earliest of (i) the fifth anniversary of the date of grant or
                  (ii) the date 12 months after the termination of such Outside Director's service for any reason.

3. This Amendment 3 shall only become effective if approved by the Company's stockholders at the Company's next annual meeting of stockholders. If not approved, the provisions of Section 4.2 of the Plan in effect immediately prior to November 19, 1999, shall remain in effect.

         To record the adoption of this amendment to the Fair, Isaac and Company, Incorporated Stock Option Plan for Non-Employee Directors by an Executive Committee of the Board on November 19, 1999, the Corporation has caused its authorized officers to affix the corporate name hereto.


                                    Fair, Isaac and Company, Incorporated

                                    By      /s/ PETER L. MCCORKELL
                                       -----------------------------------------
                                                Peter L. McCorkell
                                         Senior Vice President and Secretary

                                                                    EXHIBIT 10.8